Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Andrew Samuel (717) 724-2800

Tower Bancorp, Inc. Announces Closing of $51.2 Million Common Stock

Offering, Including the Exercise of the Underwriters’ Over-Allotment Option

HARRISBURG, Pa. — December 21, 2010 – Tower Bancorp, Inc. (NASDAQ: TOBC) announced today that it has raised $51.2 million through a previously announced public offering by issuing 2,528,666 shares of the Company’s common stock, including 329,826 shares issued pursuant to the exercise of the underwriters’ over-allotment option, at a price to the public of $20.25 per share. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $47.8 million. Keefe, Bruyette & Woods served as sole book-running manager of the offering with Sandler O’Neill + Partners, L.P. and Janney Montgomery Scott as co-managers.

“We are very pleased with the tremendous success of this offering, which is a testament to the strength of our organization,” said Andrew Samuel, chairman and CEO of Tower Bancorp, Inc. “The additional capital adds to our already strong capital levels and ensures that we can continue to take advantage of the growth opportunities in our market area as we pursue our vision of a high performing regional financial services company that creates financial success for our customers.”

This announcement does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. A prospectus supplement and accompanying prospectus may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free (800) 966-1559.

About Tower Bancorp, Inc.

Tower Bancorp, Inc. is the parent company of Graystone Tower Bank, a full-service community bank operating 49 branch offices in central and southeastern Pennsylvania and Maryland through its divisions, Graystone Bank, Tower Bank and 1N Bank divisions. With total assets of approximately $2.7 billion, Tower Bancorp’s unparalleled competitive advantage is its committed, passionate employees and a strong corporate culture paired with a clear vision that provides customers with uncompromising service and individualized solutions to every financial need. Tower Bancorp’s common stock is listed on the NASDAQ Global Market under the symbol “TOBC.” More information about Tower Bancorp and its divisions can be found on the internet at www.yourtowerbank.com, www.1nbank.com, www.graystonebank.com and www.towerbancorp.com.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in filings by Tower Bancorp, Inc. with the Securities and Exchange Commission (SEC). The statements are valid only as of the date hereof and Tower Bancorp, Inc. disclaims any obligation to update this information.

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